Exhibit 99.1

Raser Joins with Prestolite to Develop Integrated

Starter/Alternators

PROVO, Utah & ANN ARBOR, Mich.—(BUSINESS WIRE)—June 16, 2005—Raser Technologies Inc. (OTCBB: RSTG - News), a technology licensing company that develops and licenses advanced electric motor, controller and related technologies, and Prestolite Electric Incorporated, a global manufacturer of alternators and starters for heavy-duty vehicles, have signed a non-binding Letter of Intent to work together in the performance of future military contracts. Under the terms of the agreement, Raser will design and develop Integrated Starter Alternators (“ISA”) and Prestolite will serve as the manufacturing source for those units.

The ISAs are being designed to provide acceleration support and mobile power generation integrated within a vehicle’s drive train using Raser’s Symetron(TM) advanced alternating current (AC) induction technology. The ISAs will be pancake shaped, in-line motors, which will be sized appropriately for existing and/or future military wheeled vehicles. Raser believes that the ISAs will demonstrate the ability to meet the military’s demanding output power and torque requirements and that the technology will scale as needed to suit the needs of a wide range of future combat vehicles.

Under the terms of this agreement, Prestolite will serve as the primary manufacturing source for Raser’s Symetron(TM) ISA technology for military applications. Prestolite will further develop and test the Symetron(TM) ISAs technology and will be positioned to accelerate production capabilities to meet future demand.

In addition, under the agreement, Raser and Prestolite will collaborate in a commercial truck ISA development program. Prestolite intends to market commercial ISAs to the medium- and heavy- truck markets under license from Raser.

Brent M. Cook, Chief Executive Officer of Raser, said, “We are excited to work together with Prestolite to further define the emerging market for ISAs. We believe that our Symetron(TM) ISA technology, coupled with Prestolite’s knowledge of the heavy-duty and military vehicle markets, global reach and manufacturing expertise make a powerful combination to deliver value to the marketplace.”

Kim Packard, Chief Executive Officer of Prestolite, said, “Prestolite is a leading manufacturer of heavy-duty alternators and starter motors that stand up to the rigorous daily demands of military and commercial users. Raser’s Symetron(TM) ISA technology provides us with the logical next step product offering to meet the needs of our customers and gain access to this exciting, rapidly growing ISA marketplace.”

About Raser Technologies

Formed in 2003, Raser believes that its pending patents and proprietary intellectual property cover breakthrough technologies. Raser’s Symetron(TM) technologies more efficiently harness electrical energy in electric motors, controllers, alternator and generator technologies. Application of Symetron(TM) generally requires minor changes to existing products, but yields significant increases in power, performance and efficiency without the use of exotic materials. Further information on Raser may be found at: www.rasertech.com.

About Prestolite

Prestolite Electric is a global manufacturer of alternators and starter motors selling into niche markets for heavy-duty (truck, bus, emergency, off-road), military and industrial applications. These are supplied under the Prestolite Electric, Leece-Neville and Indiel brand names for original equipment and aftermarket application on a variety of vehicles and industrial equipment. Headquartered in Ann Arbor, Michigan, Prestolite has operations in Arcade, NY; Garfield, NJ; Florence, KY; Acton and Leyland, England; Buenos Aires and San Luis, Argentina; and Beijing, China. An affiliate of First Atlantic Capital, a New York-based private investment firm, is the majority owner of Prestolite. Further information on Prestolite may be found at www.prestolite.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, but not limited to, statements regarding the following: the Company’s beliefs about the performance capabilities of its technology; the Company’s ability to license the technology to vehicle manufacturers; the Company’s ability to establish licensed production capabilities; the Company’s ability to secure military contracts; the Company’s ability to agree to commercially acceptable terms with Prestolite; and the suitability of the Company’s technology for vehicle applications. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ, including, without limitation, our limited operating history and history of losses, our inability to raise capital on terms acceptable to us, our inability to achieve commercial acceptance of our technology, our inability to compete effectively in the marketplace, our inability to improve or implement effective systems, procedures and controls, the strength of our patent and pending patents and other intellectual property and those of our competitors, our inability to protect our intellectual property, our inability to attract, train and retain key personnel, and such other risks as identified in our quarterly report on Form 10-QSB for the quarter ended March 31, 2005, as filed with the Securities and Exchange Commission, and all subsequent filings, which contain and identify important factors that could cause the actual results to differ materially from those contained in our projections or forward-looking statements. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we undertake no obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this press release.

Contact:

Raser Contact Information:

Raser Technologies, Inc.

William Dwyer, 801-765-1200

investorrelations@rasertech.com

or

ISD, Inc.

Jody Janson, 585-232-5440

jody@istockdaily.com

www.istockdaily.com

or

Prestolite Contact Information:

Prestolite Electric, Inc.

Ken Cornelius, 734-913-6600

info@prestolite.com

http://www.prestolite.com